Exhibit 10.2

September 12, 2013
ABC (2013) 3002
Contract for Issuance of Import Letter of Credit
Number: 82040120030001663

Dear customer, in order to protect your rights and interests, please carefully read all terms of this contract (especially the terms in bold type) before signing it to understand your rights and obligations in the contract. If you have any questions, please consult the issuing bank.

Party A (full name): Ningbo KEYUAN Plastic Co., Ltd.
Party B (full name): Ningbo Beilun Branch of Agricultural Bank of China

For the needs of import of goods or services trade, Party A applies to Party B for issuance a letter of credit. Party A will deposit enough money for foreign payment within a stated period of time before foreign payment. Party B agrees to accept the application of Party A. According to relevant laws and regulations of the state, both parties, through consultation and negotiation, hereby enter into this contract.

Article I Amount and expiry date of margin for credit

1.1 Party A makes an application for a letter of credit to perform Contract 1981848 (import contract number) and Party B agrees to issue a letter of credit. Currency and amount of the letter of credit (Number: 392020LC13000056) is (in words) ten million three hundred and ten thousand three thousand six hundred and fifty-three US dollars and two cents. Before the letter of credit is issued, margin and/or collateral regarded as margin with currency and total amount of (in words) RMB twenty million Yuan shall be deposited

1.2 If this letter of credit is sight credit, Party A shall, within two banking days after Party B issues a "Foreign Payment/Acceptance Notice" or "Domestic Payment/Acceptance Notice", deposit full amount under the letter of credit into an account designated by Party B for payment of Party B; If this letter of credit is usance credit, Party A shall, three banking days before acceptance or expiry date for acceptance, deposit full amount under the letter of credit into an account designated by Party B for foreign payment of Party B.

Article II In case the following conditions are not met, Party B has the right not to handle issuance of a letter of credit under the contract:

2.1 Party A has opened a settlement account in Party B.

2.2 Party A has issued an "Irrevocable Documentary Credit Application" and other relevant materials to Party B. And the application has been examined and approved by Party B.

2.3 Party A has provided relevant documents and materials upon request of Party B as well as has completed approval, registration and other legal procedures for issuance of a letter of credit under this contract in accordance with relevant provisions.

2.4 In case there is warranty security for issuance of a letter of credit under this contract, warranty contract shall have been signed and entered into force. In case there is mortgage or pledge security for issuance of a letter of credit under this contract, relevant registration and/or insurance and other legal formalities shall have been completed according to the requirements of Party B. The above security and insurance shall remain valid.

Article III Rights and obligations of Party A

3.1 Party A is entitled to the business for issuance and modification of a letter of credit in accordance with the contract.

3.2 Party A shall provide Party B with true, complete and effective balance sheet, income statement and other financial statements as well as bank name, bank account, bank balance and other data or information. Party A shall also, as required by Party B, provide true and effective import contract and related materials in time for examination and supervision of Party B.

3.3 Settlement for RMB and foreign currency under the letter of credit shall be conducted through the account of Party A in Party B.

3.4 Party A shall complete legal and administrative approval procedures for import and issuance related to the contract as well as necessary for the performance of this contract.

3.5 Party A shall pay full amount to Party B of margin committed in "Irrevocable Documentary Credit Application" and "Application for Amendment of Letter of Credit". If the currency of margin actually deposited is different from that of the credit, Party A agrees to bear the risk of fluctuations in exchange. Prior to the payment of the letter of credit, in case paid margin is insufficient for fluctuations in exchange, Party A shall make up the balance of the margin in time.

3.6 Party A shall comply with ICC (International Chamber of Commerce) Publication No. 600 of "Uniform Customs and Practice for Documentary Credits (UCP600)", "Irrevocable Documentary Credit Application", "Application for Amendment of Letter of Credit" and relevant provisions of the contract to handle the business for issuance and modification of a letter of credit. Party A shall bear all responsibilities which may arise.

3.7 "Irrevocable Documentary Credit Application", "Application for Amendment of Letter of Credit" and accessories shall be filled out in English. Party B shall not be responsible for any consequences due to illegible writing or unclear meaning or ambiguity caused by Chinese.

3.8 Party A shall, without delay, check a copy of a letter of credit or an amendment issued by Party B after the receipt of the copy. In case of any discrepancies, Party A shall notify Party B in writing within two working days after the copy is received, which, otherwise, is regarded as correct.

3.9 Party A shall, within the period prescribed in "Foreign Payment/Acceptance Notice" or "Domestic Payment/Acceptance Notice", give a written notice to Party B for foreign payment/acceptance/confirmation of deferred payment/refusal of payment. Otherwise, Party B shall have the discretion to determine foreign payment/acceptance/confirmation of deferred payment/refusal of payment and Party A shall bear all responsibilities.

3.10 For usance draft accepted by or deferred payment confirmed by Party B, Party A shall not have the right to request Party B to suspend payment for any reason.

3.11 Party A shall deposit full amount in time according to the provision in Article 1.2 of the contract and make all payments under the letter of credit within the period prescribed by Party B, which includes the amount of the letter of credit as well as receivable fee and other related costs of Party B (including relevant bank charges that foreign beneficiary refuses to bear). If there is any form of advance, according to the contract, Party A shall not only unconditionally bear all the resulting debts, interest and costs, but also pay off the amount in time as required by Party B.

3.12 In case of the following events, Party A shall inform Party B in written form within five days after the occurrence of the event and carry out debt preservative measures approved by Party B:
(1) Subordination relationship change, change in senior personnel, amendment of the articles of association of the company and organization structure adjustment;
(2) Stop production, closure, cancellation of registration, business license revoked or bankruptcy filed for;
(3) Deteriorating financial situation, serious difficulties in production and operation or major litigation or arbitration;
(4) Any changes in name, domicile, legal representative or contact information;
(5) Other matters which have a significant adverse impact on the realization of the rights of the creditor of Party B.

3.13 Party A shall obtain prior approval from Party B before the implementation of the following activities and carry out debt settlement measures approved by Party B:
(1) Contracting, leasing, joint-stock reform, joint operation, merger, consolidation, division, joint venture, transfer of assets, reduction of registered capital and application for suspension of business for rectification, dissolution or bankruptcy as well as other behaviors which will cause changes in debtor-creditor relationship under the contract or have influence on the realization of the rights of the creditor of Party B;
(2) A guarantee for any debts of others or mortgage or pledge to any third person with its main assets as well as other behaviors which may affect debt-paying ability under this contract.

3.14 Party A and its investors shall not withdraw capital, transfer assets or transfer shares without authorization to avoid debts of Party B.

3.15 In case the guarantor under this contract loses some or all of the abilities to provide a guarantee for this contract due to stop production, closure, cancellation of registration, business license revoked, bankruptcy or loss of business, or the value of mortgage, pledge or pledge of rights as collateral for the letter of credit under the contract is impaired, Party A shall immediately pay full amount of reduced margin of the letter of credit stipulated in the contract or provide other guarantees approved by Party B in time.

3.16 Party A shall not sign any contract which will damage rights or interests of Party B under this contract with any third party.

Article IV Rights and obligations of Party B

4.1 Under the premise that Party A has performed obligations as stipulated in the contract and completed the prescribed formalities examined by Party B, Party B shall handle the business for issuance and modification of a letter of credit for Party A.

4.2 Party B has the right to know production, management, financial activities and use of the letter of credit of Party A. Party B also has the right to request Party A to provide financial statements as well as other documents, materials and information according to the fixed period.

4.3 For any modification of a letter of credit, Party A shall submit a written application to Party B and Party B has the right to determine whether to modify the letter of credit according to specific circumstances. Party A hereby confirms that all the modification for a letter of credit will take effect only when beneficiary accepts it.

4.4 In case Party A intends to refuse payment/acceptance/to confirm deferred payment due to discrepancies in documents, Party A shall submit a written application to Party B for refusal of payment within the period prescribed in "Foreign Payment/Acceptance Notice" or "Domestic Payment/Acceptance Notice" from Party B to list all the discrepancies. Party B has independent and final right to identify and dispose all the discrepancies in documents. If Party B confirms that the discrepancies cannot be used as the basis for refusal of payment after review according to international practice, Party B has the right to take the initiative for foreign payment/acceptance/confirmation of deferred payment and Party A gives up the right of defense.

4.5 Party B shall not assume any responsibilities for the consequences due to loss, delay or error during post or telecommunications transmission.

4.6 In case of adverse behaviors or condition of Party A to affect rights or interests of Party B, including but not limited to those listed in Paragraph 3.12, Paragraph 3.13 and Paragraph 3.14, Party B has the right to request Party A to pay full amount of reduced issuance margin under the letter of credit or carry out other debt preservative measures.

4.7 Party B has the right to debit the account of Party A in Party B actively for its foreign payment. If Party A fails to deposit full amount according to the contract in a timely manner or Party B purposes to recover principal and interest of the advance as well as other fees payable of Party A according to the contract, Party B has the right to directly transfer money from any account of Party A. Offset debt and offset order shall be determined by Party B. In case Party B exercises the right for offset in accordance with laws or regulations of the contract, Party A may raise objections within seven working days after the date on which Party B notifies Party A in written, oral or other forms.

4.8 After advance, if the money returned by Party A is not sufficient to repay the amount payable under this contract, Party B may choose to use the money for return of principal, interest or fees of the advance.

4.9 In case there are several due debts between Party A and Party B as well as repayment of Party A is not enough to pay off all the debts, offset debt and offset order of the repayment of Party A shall be determined by Party B.

4.10 If Party A fails to perform obligation of repayment, Party B may publicly disclose the breach of Party A.

Article V Guarantee

The form of guarantee for debt under the contract is pledge and an additional guarantee contract will be signed. For the guarantee of maximum potential liability, its contract number is 82100420130001305.

Article VI Liability for breach of contract

6.1 For any breach by Party B of obligations stipulated in Article IV of this contract, Party B shall not only continue to perform the contract, but also bear corresponding legal responsibility according to law.

6.2 For advance of Party B because Party A violates the provision in Article 1.2 of the contract, payment of the advance shall be considered as a overdue loan, of which the interest will be accrued from the date of the advance and at the rate calculated as the following Paragraph (1).
(1) Five (in words) ten thousandths per day during the overdue period;
(2) (in words) percent above   % of a spread for   (LIBOR/HIBOR) within   (in words) months from the date of the advance. LIBOR/HIBOR (London InterBank Offered Rate/Hongkong InterBank Offered Rate) refers to London/Hongkong interbank offered rate published by Reuters during corresponding period from the date of the advance.

Party A shall undertake the liability to settle advance/financing payments and overdue interest with original issuance currency.

6.3 In case Party A violates obligations agreed in the contract and a letter of credit has not yet been issued, Party B has the right to refuse to issue the letter of credit. For a letter of credit which has been issued, Party A shall immediately pay full amount of reduced issuance margin stipulated in this contract. If Party A fails to pay full amount of margin within the period stated in the notice of Party B, Party B has the right to charge liquidated damages at the rate of five (in words) ten thousandths per day.

6.4 In case Party A violates obligations agreed in the contract, Party B has the right to request Party A to rectify the breach within a certain time, has the right to suspend issuance of a letter of credit as well as has the right to announce that debts under other contracts signed by Party A and Party B are immediately due or to take other asset preservation measures.

6.5 In case any guarantor for a letter of credit under the contract violates obligations agreed in a guarantee contract, Party B has the right to suspend issuance of a letter of credit for Party A, request Party A to pay full amount of reduced issuance margin stipulated in the contract or take other asset preservation measures.

6.6 If Party B realizes its rights of the creditor through litigation or arbitration due to a breach of Party A, Party A should be responsible for lawyer fees, travel expenses and other expenses of Party B to realize its rights of the creditor.

Article VII Special agreement for usance letter of credit payable at sight

7.1 The fact that Party A applies for issuance of a usance letter of credit payable at sight and Party B opens a usance letter of credit payable at sight upon its request with sight foreign payment or with foreign payment instruction to a paying bank shall be regarded that Party B provides financing for Party A.

7.2 Financing days will be calculated from the date on which Party B/paying bank pays until expiry date of draft/invoice. Party A herewith promises to bear the responsibility to unconditionally repay principal and interest of all financing under the letter of credit to Party B on expiry date of draft/invoice. For financing overdue because Party A fails to pay the amount on schedule, the interest will be accrued from overdue date and at the rate calculated as Paragraph 6.2.

7.3 Financing interest shall be calculated as financing rate×financing days×financing amount. Financing rate shall be subject to records of relevant certificates.

7.4 Party A shall obtain prior consent of Party B for early repayment of financing. In case paying bank is other bank and requires early repayment charges and/or interest penalties, Party A shall bear the responsibility.

7.5 Party A promises to renounce the right to apply to the court or other relevant departments for stop-payment order or freezing payment under a usance letter of credit payable at sight.

Article VIII Settlement of disputes

Any dispute arising from this contract can be resolved through consultation by both parties or according to Paragraph 8.1 as follows:

8.1 Litigation. The people's court of the domicile of Party B shall have jurisdiction.

8.2 Arbitration. The dispute shall be submitted to   (full name of arbitration organization) for arbitration in accordance with its arbitration rules.

During litigation or arbitration, the provisions of this contract which do not involve the dispute shall still be fulfilled.

Article IX Miscellaneous

9.1 Relevant "Irrevocable Documentary Credit Application" and/or "Application for Amendment of Letter of Credit" and advance voucher shall form an integral part of this contract.

Article X Effectiveness of contract

The contract shall become effective immediately after the date of signature or seal by both parties.

Article XI This contract is in triplicate. Each party and guarantor shall keep a copy which has the same legal effect.

Party A states that: Party B has exposed relevant terms (especially the terms in bold type) to us in accordance with law and has explained concept, content and legal effect of relevant provisions upon our request. We have been aware of and understood the above terms.

Party A (signature)	Party B (signature)
Legal representative or authorized agent	Responsible person or authorized agent
Date of the contract: September 12, 2013	Date of the contract: September 12, 2013
Signed at: Development Zone Branch of ABC	Signed at: Development Zone Branch of ABC